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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  November 17, 1999


                             PAYLESS CASHWAYS, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                     0-4437                    42-0945849
(State or other jurisdiction  (Commission File Number)        (IRS Employer
     of incorporation)                                     Identification No.)


     800 NW Chipman Road, P.O. Box 648001, Lee's Summit, Missouri 64064-8001
               (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code:  (816) 347-6000


                           2300 Main, P.O. Box 419466
                           Kansas City, MO 64141-0466
         (Former name or former address, if changed since last report.)



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Item 5:  Other Events.


         New loan agreements completed.

On November 17, 1999, the Registrant completed a new, three-year, $260 million revolving secured loan agreement with Congress Financial Corporation, as Lender and Agent, a subsidiary of First Union National Bank. A portion of the proceeds was used to retire the Registrant's existing revolving credit facility and to reduce its term loan under the 1997 Credit Agreement. These payments allowed the Registrant to secure an amendment to the 1997 Credit Agreement that removes all current and future financial performance covenants. Also, semi-annual principal payments on the remainder of the 1997 Credit Agreement term loan will be deferred to the year 2001. The remaining amounts available under the Congress Financial agreement will be used to fund the Company's working capital needs on an on-going basis.

The Congress Financial agreement contains a minimum net worth covenant set at $135 million for the length of the agreement. Adjusted net worth excludes any extraordinary, unusual or non-recurring gains or non-cash losses or charges that may occur after the date of the agreement. The agreement also contains other customary financial covenants and events of default for financings of this type.

Loans under the Congress Financial agreement bear interest at fluctuating rates of either the Prime Rate, as defined, plus 3/4% or the Euro Dollar Rate, as defined, plus 2-3/4%.

The early extinguishment of the portion of the 1997 Credit Agreement will result in an extraordinary charge of approximately $0.6 million, net of tax, in the fourth quarter of the Registrant's 1999 fiscal year ending November 27, 1999.

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Item 7:  Financial Statements and Exhibits.

         (a)      Financial Statements of Businesses Acquired.

                           Not applicable.

         (b)      Pro Forma Financial Information.

                           Not applicable.

         (c)      Exhibits.

                  4.1 Second amendment to Amended and Restated Credit Agreement dated November 17, 1999, among Payless, the Banks listed on the signature pages thereof and Canadian Imperial Bank of Commerce, New York Agency, as Coordinating and Collateral Agent.

                  4.2 Loan and Security Agreement dated November 17, 1999, by and among Payless and Congress Financial Corporation (Central), as Lender and Agent for Lenders.





                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    PAYLESS CASHWAYS, INC.


Dated:  November 24, 1999           By:/s/ Raymond P. Springer
                                       -----------------------------------------
                                    Raymond P. Springer, Senior Vice President--
                                    Finance and Chief Financial Officer
                                    (Principal Financial Officer and Principal
                                    Accounting Officer)



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